UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

Skyline Medical Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36790	33-1007393
(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of Principal Executive Offices and Zip Code)

(651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2017, the Certificate of Incorporation of Skyline Medical Inc. (the “Company”) was amended to increase the number of authorized shares of common stock from 8,000,000 to 24,000,000 shares of common stock, $0.01 par value. The Certificate of Amendment is filed as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders taking place on January 26, 2017, the Company’s stockholders took the following actions:

(i) The stockholders approved an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 8,000,000 to 24,000,000. There were 2,586,223 votes cast for the proposal; 410,282 votes were cast against the proposal, and 86,661 votes abstained. There were no broker non-votes.

(ii) The stockholders approved a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting to approve the proposal to increase the authorized shares of common stock (Proposal 1). There were 2,657,505 votes cast for the proposal; 336,597 votes were cast against the proposal, and 89,064 votes abstained. There were no broker non-votes.

Item 9.01 Financial Statements and Exhibits.

	(d)	Exhibits

3.1	Certificate of Amendment filed January 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2017

SKYLINE MEDICAL, INC.

By:	/s/ Bob Myers
Bob Myers
Chief Financial Officer